Exhibit 10.49
NINTH AMENDMENT TO
CREDIT AGREEMENT
     THIS NINTH AMENDMENT (“Amendment”) dated as of May 12, 2008, by and between Perceptron, Inc. (“Company”) and Comerica Bank (“Bank”).
RECITALS:
     A. Company and Bank entered into a Credit Agreement dated as of October 24, 2002, which was amended by eight amendments (“Agreement”).
     B. Company and Bank desire to amend the Agreement as hereinafter set forth.
     NOW, THEREFORE, the parties agree as follows:
     1. Section 8.9 of the Agreement is amended to read as follows:
     “8.9 Make any Capital Expenditure during any fiscal year if after giving effect thereto the aggregate amount of all Capital Expenditures made by Company and its Subsidiaries during such fiscal year would exceed $2,000,000.”
     2. Schedules 6.3 and 6.9 are deleted and attached Schedules 6.3 and 6.9 are substituted in their places.
     3. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.12 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.
     4. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

     5. This Amendment shall be effective upon (a) execution of this Agreement by Company and the Bank and (bc) execution by the Guarantor of the attached Acknowledgment of Guarantor.
     IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		PERCEPTRON, INC.

By:	/s/ Sarah E. Virga	By:	/s/ John H. Lowry III
Its:	Assistant VP	Its:	John H. Lowry III CFO
ACKNOWLEDGMENT OF GUARANTOR
     The undersigned guarantor acknowledges and agrees to the foregoing Amendment and merger acknowledgement and confirms that the Guaranty dated October 24, 2002, executed and delivered by the undersigned to the Bank remains in full force and effect in accordance with its terms.

PERCEPTRON GLOBAL, INC.

By:	/s/ John H. Lowry III
Its:	John H. Lowry III CFO

SCHEDULE 6.3.
Litigation
The Company is a party to a suit filed by Industries GDS, Inc., Bois Granval GDS Inc., and Centre de Preparation GDS, Inc. (collectively, “GDS”) on or about November 21, 2002 in the Superior Court of the Judicial District of Quebec, Canada against the Company, Carbotech, Inc. (“Carbotech”), and U.S. Natural Resources, Inc. (“USNR”), among others. The suit alleges that the Company breached its contractual and warranty obligations as a manufacturer in connection with the sale and installation of three systems for trimming and edging wood products. The suit also alleges that Carbotech breached its contractual obligations in connection with the sale of equipment and the installation of two trimmer lines, of which the Company’s systems were a part, and that USNR, which acquired substantially all of the assets of the Forest Products business unit from the Company, was liable for GDS’ damages. USNR has sought indemnification from the Company under the terms of existing contracts between the Company and USNR. GDS seeks compensatory damages against the Company, Carbotech and USNR of approximately $6.3 million using a June 30, 2007 exchange rate. GDS and Carbotech have filed for bankruptcy protection in Canada. The Company intends to vigorously defend GDS’ claims.

SCHEDULE 6.9
SUBSIDIARIES
The following are first tier subsidiaries of Perceptron:
Perceptron Europe B.V.
Perceptron Canada, Inc.
Perceptron Korea Yuhan Hoesa
Perceptron Global, Inc.
Perceptron do Brasil, Ltda
The following are second tier subsidiaries of Perceptron:
A.	Subsidiary of Perceptron Europe B.V. Perceptron GmbH

B.	Subsidiaries of Perceptron Global, Inc. Perceptron Asia Pte. Ltd. Perceptron Asia Pacific, Ltd. Perceptron Trading (Shanghai) Ltd (Pending)
The following are third tier subsidiaries of Perceptron:
A.	Subsidiaries of Perceptron GmbH Perceptron Iberica, S.L. Perceptron E.U.R.L.

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